Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ingles Markets, Incorporated (the “Company”) on Form 10-K for the period ending September 30,  2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patricia E. Jackson,  Vice President-Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Patricia E. Jackson
Patricia E. Jackson
Vice President-Finance and Chief Financial Officer
November 29, 2023

The foregoing certification is being furnished as an exhibit of the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).